Exhibit 99.1

NEWS RELEASE

ICF International Announces Pricing of Public Offering of Common Stock

FAIRFAX, Va.-(Dec. 10, 2009) – ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, today announced that it has priced a public offering of 3,100,000 shares of its common stock at a price of $24.56 per share. In connection with the transaction, the Company has agreed to grant the underwriters an option to purchase up to 465,000 additional shares solely to cover over-allotments. The transaction is expected to close December 16, 2009, subject to customary closing conditions.

William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated are acting as joint bookrunners for the offering. Canaccord Adams Inc., Stephens Inc. and BB&T Capital Markets are acting as co-managers.

The Company has filed a registration statement (including a base prospectus and preliminary prospectus supplement) with the Securities and Exchange Commission, or SEC, for an offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and related prospectus supplement and other documents that the Company has filed or will file with the SEC for more complete information about the Company and this offering. Electronic copies of these documents are available for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a prospectus can be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606, or by telephone to (800) 621-0687; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, Maryland 21202, or by telephone to (443) 224-1988.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities. There shall be no sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions.

FOR IMMEDIATE RELEASE

Douglas Beck

ICF International

1.703.934.3820

Lynn Morgen / Betsy Brod

MBS Value Partners

1.212.750.5800

Caution Concerning Forward-looking Statements

This press release contains “forward-looking statements,” which are not historical facts and involve known and unknown risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements. There can be no assurance that the Company will be able to complete the public offering on the anticipated terms, or at all, as a result of these risks and uncertainties. Such risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering; and those risks related to the government contracting industry generally, our particular business, including our dependence on contracts with U.S. federal government agencies, and our ability to acquire and successfully integrate businesses. Additional risks and uncertainties relating to the Company and its business and the offering can be found in the prospectus supplement (and accompanying base prospectus) related to the proposed offering filed with the SEC, which may be accessed via EDGAR at www.sec.gov. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.